EXHIBIT 99

Press Release

MainStreet BankShares, Inc., the parent company for Smith River Community Bank, National Association and Franklin Community Bank, National Association, announced today that it has commenced a private placement offering of MainStreet’s common stock under Rule 506 of the Securities and Exchange Commission. Rule 506 allows the sale of stock without registration, to “accredited” investors and up to 35 nonaccredited investors.

MainStreet’s target is to sell 183,334 shares of its common stock, although the Company may sell more or less than this target. The shares are being offered at a price of $9.00 per share with a minimum purchase price of $25,000. The expiration date of the offering is October 31, 2004. The additional capital raised by this offering will be used principally to support the substantial existing and projected loan growth at MainStreet’s Franklin Community Bank subsidiary through the end of 2004, by maintaining all regulatory capital ratios at the adequately capitalized level. As of September 30, 2004 there were 82,649 shares of common stock sold at a price of $9.00 per share in the private placement for a total of $743,841.